Q3 2024 EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Cousins Properties	1	Q3 2024 Supplemental Information

TABLE OF CONTENTS

Pictured Above: 725 Ponce, Atlanta, GA
Pictured on Cover: 3350 Peachtree, Atlanta, GA

Cousins Properties	2	Q3 2024 Supplemental Information

FORWARD-LOOKING STATEMENTS
Certain matters contained in this report are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized in Item 1A included in the Annual Report on Form 10-K for the year ended December 31, 2023, the Quarterly Report on
Form 10-Q for the quarter ended June 30, 2024, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. These forward-looking statements include information about the Company's possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as:
guidance and underlying assumptions; business and financial strategy; future debt financings; future acquisitions and dispositions of operating assets or joint venture interests; future acquisitions and dispositions of land, including ground leases; future acquisitions of investments in real estate debt; future development and redevelopment opportunities; future issuances and repurchases of common stock, limited partnership units, or preferred stock; future distributions; projected capital expenditures; market and industry trends; future occupancy or volume and velocity of leasing activity; entry into new markets, changes in existing market concentrations, or exits from existing markets; future changes in interest rates and liquidity of capital markets; and all statements that address operating performance, events, investments, or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders.
Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information that is currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following: the availability and terms of capital; the ability to refinance or repay indebtedness as it matures; any changes to our credit rating; the failure of purchase, sale, or other contracts to ultimately close; the failure to achieve anticipated benefits from acquisitions, developments, investments, or dispositions; the effect of common stock or operating partnership unit issuances, including those undertaken on a forward basis; the availability of buyers and pricing with respect to the disposition of assets; changes in national and local economic conditions, the real estate industry, and the commercial real estate markets in which we operate (including supply and demand changes), particularly in Atlanta, Austin, Tampa, Charlotte, Phoenix, Dallas, and Nashville, including the impact of high unemployment, volatility in the public equity and debt markets, and international economic and other conditions; threatened terrorist attacks or sociopolitical unrest such as political instability, civil unrest, armed hostilities, or political activism which may result in a disruption of day-to-day building operations; changes to our strategy in regard to our real estate assets which may require impairment to be recognized; leasing risks, including the ability to obtain new tenants or renew expiring tenants, the ability to lease newly developed and/or recently acquired space, the failure of a tenant to commence or complete tenant improvements on schedule or to occupy leased space, and the risk of declining leasing rates; changes in the preferences of our tenants brought about by the desire for co-working arrangements, trends toward utilizing less office space per employee, and the effect of employees working remotely; any adverse change in the financial condition or liquidity of one or more of our tenants or borrowers under our real estate debt investments; volatility in interest rates (including the impact upon the effectiveness of forward interest rate contract arrangements) and insurance rates; inflation; competition from other developers or investors; the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk); supply chain disruptions, labor shortages, and increased construction costs; risks associated with security breaches through cyberattacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology networks and related systems, which support our operations and our buildings; changes in senior management, changes in the Board of Directors, and the loss of key personnel; the potential liability for uninsured losses, condemnation, or environmental issues; the potential liability for a failure to meet regulatory requirements, including the Americans with Disabilities Act and similar laws or the impact of any investigation regarding the same; the financial condition and liquidity of, or disputes with, joint venture partners; any failure to comply with debt covenants under credit agreements; any failure to continue to qualify for taxation as a real estate investment trust or meet regulatory requirements; potential changes to state, local, or federal regulations applicable to our business; material changes in dividend rates on common shares or other securities or the ability to pay those dividends; potential changes to the tax laws impacting REITs and real estate in general; risks associated with climate change and severe weather events, as well as the regulatory efforts intended to reduce the effects of climate changes and investor and public perception of our efforts to respond to the same;
the impact of newly adopted accounting principles on our accounting policies and on period-to-period comparisons of financial results; risks associated with possible federal, state, local, or property tax audits; and those additional risks and environmental or other factors discussed in reports filed with the Securities and Exchange Commission ("SEC") by the Company.

Cousins Properties	3	Q3 2024 Supplemental Information

FORWARD-LOOKING STATEMENTS
The risks set forth above are not exhaustive. The Annual Report on Form 10-K for the year ended December 31, 2023, including Part I, Item 1A. Risk
Factors, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and the Quarterly Report on Form 10-Q for the quarter ended September
30, 2024, including Part II, Item 1A. Risk Factors, include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the potential impact of all risk factors on our business or the extent to which any factors, or any combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The words “believes,” “expects,” “anticipates,” “estimates,”
“plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in any forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Given the uncertainties and risks discussed and referenced herein, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K for future periods, and our Current Reports on Form 8-K as we file such reports with the SEC, and to other materials we may file with or furnish to the SEC, for a discussion of risks and uncertainties that may cause actual results, performance, or achievements to differ materially from those expressed or implied by any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise, except as required under U.S. federal securities laws.

Cousins Properties	4	Q3 2024 Supplemental Information

EARNINGS RELEASE
COUSINS PROPERTIES REPORTS THIRD QUARTER 2024 RESULTS
Raises Midpoint of Full Year 2024 FFO Guidance by $0.025 per share
ATLANTA (October 24, 2024) - Cousins Properties (NYSE:CUZ) today reported its results of operations for the quarter ended
September 30, 2024.
“We had great results this quarter amid signs that office fundamentals are improving. Importantly, we leased 763,000 square feet of office space, our highest quarterly volume since 2019. In addition, we executed compelling and accretive new investments and completed our inaugural unsecured bond issuance with investment grade ratings,” said Colin Connolly, President and Chief Executive
Officer of Cousins Properties. "Looking ahead, we expect the supply of office buildings to continue to decline while leasing demand accelerates. This is an attractive environment for us to drive leasing in our Sun Belt lifestyle office portfolio and identify compelling new investment opportunities."

Financial Results
For third quarter 2024:
•Net income available to common stockholders was $11.2 million, or $0.07 per share, compared to $19.4 million, or $0.13 per share, for third quarter 2023. The decrease in net income is primarily attributable to increased depreciation expense.
•Funds From Operations ("FFO") was $102.3 million, or $0.67 per share, compared to $99.0 million, or $0.65 per share, for third quarter 2023.
For nine months ended September 30, 2024:
•Net income available to common stockholders was $32.3 million, or $0.21 per share, compared to $64.2 million, or $0.42 per share, for the nine months ended September 30, 2023. The decrease in net income is primarily attributable to increased depreciation expense.
•Funds From Operations ("FFO") was $305.2 million, or $2.00 per share, compared to $300.0 million, or $1.97 per share, for the nine months ended September 30, 2023.
Operations and Leasing Activity
For third quarter 2024:
•Same property net operating income ("NOI") on a cash-basis increased 4.4%.
•Second generation net rent per square foot on a cash-basis increased 7.2%.
•Executed 763,000 square feet of office leases, including 611,000 square feet of new and expansion leases, representing 80% of total leasing activity.
•Cousins signed a 320,000 square foot full building lease with IBM at Domain 12 in Austin, Texas. Effective January 1, 2026, IBM
will assume the existing lease at Domain 12 from Meta Platforms and extend the lease maturity from 2031 to 2040.
For nine months ended September 30, 2024:
•Same property NOI on a cash-basis increased 5.4%.
•Second generation net rent per square foot on a cash-basis increased 9.0%.
•Executed 1,557,000 square feet of office leases, including 1,137,000 square feet of new and expansion leases, representing 73%
of total leasing activity.

Cousins Properties	5	Q3 2024 Supplemental Information

EARNINGS RELEASE
Financing and Investing Activity
•In August, we issued $500.0 million of 5.875% public unsecured senior notes generating net proceeds of $498.5 million after an original issue discount of $1.5 million. The effective interest rate is 5.912%.
•In August, we acquired a 20% interest in a newly formed joint venture that purchased Proscenium, a 525,000 square foot office building in Midtown Atlanta, for a gross purchase price of $83.3 million.
•Subsequent to quarter end, we acquired a mortgage loan secured by Saint Ann Court, a 320,000 square foot Uptown Dallas office building built in 2009, at par for $138.0 million. The mortgage has an initial maturity of December 7, 2024 and a 3.66%
spread over SOFR.
Earnings Guidance
Full year 2024 earnings guidance updated as follows:
•Net income between $0.26 and $0.30 per share, updated from previous guidance of $0.31 and $0.36 per share.
•FFO between $2.66 and $2.70 per share, updated from previous guidance of $2.63 and $2.68 per share.
•The increase in FFO is primarily driven by lower short-term interest rates, lower real estate taxes and new investment activity.
•Guidance does not include any operating property acquisitions, operating property dispositions, or development starts.
•Guidance does not include any capital markets transactions.
•Guidance reflects management’s current plans and assumptions as of the date of this earnings release and is subject to the risks and uncertainties more fully described in our SEC filings. Actual results could differ materially from this guidance.
Investor Conference Call and Webcast
The Company will conduct a conference call at 10:00 a.m. (Eastern Time) on Friday, October 25, 2024 to discuss the results of the quarter ended September 30, 2024. The number to call for this interactive teleconference is (800) 836-8184. The live webcast of this call can be accessed on the Company's website, www.cousins.com, through the “Cousins Properties Third Quarter Conference Call” link on the Investor Relations page. A replay of the conference call will be available for seven days by dialing (888) 660-6345 and entering the passcode 26432#. The playback can also be accessed on the Company's website.

Cousins Properties	6	Q3 2024 Supplemental Information

COMPANY INFORMATION
THE COMPANY

Cousins Properties Incorporated ("Cousins") is a fully integrated, self-administered, and self-managed real estate investment trust
(REIT). The Company, based in Atlanta and acting through its operating partnership, Cousins Properties LP, primarily invests in Class A office buildings located in high-growth Sun Belt markets. Founded in 1958, Cousins creates shareholder value through its extensive expertise in the development, acquisition, leasing, and management of high-quality real estate assets. The Company has a comprehensive strategy in place based on a simple platform, trophy assets, and opportunistic investments. For more information, please visit www.cousins.com.
MANAGEMENT

M. Colin Connolly	Gregg D. Adzema	Kennedy Hicks	Richard G. Hickson IV
President & Chief Executive Officer	Executive Vice President & Chief Financial Officer	Executive Vice President, Chief Investment Officer & Managing Director	Executive Vice President, Operations

John S. McColl	Pamela F. Roper	Jeffrey D. Symes
Executive Vice President, Development	Executive Vice President, General Counsel & Corporate Secretary	Senior Vice President & Chief Accounting Officer
BOARD OF DIRECTORS

Robert M. Chapman	Charles T. Cannada	M. Colin Connolly
Non-executive Chairman of Cousins Properties, Chief Executive Officer of Centerpoint Properties Trust	Private Investor	President and Chief Executive Officer of Cousins Properties

Scott W. Fordham	Lillian C. Giornelli	R. Kent Griffin Jr.
Former Chief Executive Officer and Director of TIER REIT, Inc.	Chairman, Chief Executive Officer and Trustee of The Cousins Foundation Inc.	Managing Director of Phicas Investors

Donna W. Hyland	Dionne Nelson	R. Dary Stone
President and Chief Executive Officer of Children's Healthcare of Atlanta	President and Chief Executive Officer of Laurel Street Residential	President and Chief Executive Officer of R.D. Stone Interests

Cousins Properties	7	Q3 2024 Supplemental Information

COMPANY INFORMATION

COMPANY INFORMATION		EQUITY RESEARCH COVERAGE (1)
Corporate Headquarters	Investor Relations	Barclays	BofA Securities	BMO Capital
3344 Peachtree Road NE Suite 1800 Atlanta GA 30326 404.407.1000	Roni Imbeaux Vice President, Finance & Investor Relations rimbeaux@cousins.com 404.407.1104	Brendan Lynch 212.526.9428	Jeffrey Spector 646.855.1363	John Kim 212.885.4115
		Evercore ISI	Green Street	Jefferies
Transfer Agent Equiniti Trust Company equiniti.com 866.627.2649	Stock Exchange NYSE: CUZ	Steve Sakwa 212.446.9462	Dylan Burzinski 949.640.8780	Peter Abramowitz 212.336.7241
		J.P. Morgan	KeyBanc	Mizuho Securities
RATING AGENCIES (1)		Anthony Paolone 212.622.6682	Upal Rana 917.368.2316	Vikram Malhotra 212.282.3827
S&P Global Ratings	Moody's Investors Service	RW Baird	Truist Securities	Wells Fargo
Hannah Gray 212.438.0244 Current Corporate Credit Rating: BBB	Christian Azzi 212.553.9342 Current Corporate Credit Rating: Baa2	Nicholas Thillman 414.298.5053	Michael Lewis 212.319.5659	Blaine Heck 410.662.2556
Wolfe Research
Andrew Rosivach 646.582.9250
(1) Please note that any opinions, estimates, or forecasts regarding Cousins' performance made by the analysts and rating agencies listed above are theirs alone and do not represent opinions, forecasts, or predictions of Cousins or its management. Cousins does not, by its reference above or distribution, imply its endorsement of, or concurrence with, such information, conclusions, or recommendations.

Cousins Properties	8	Q3 2024 Supplemental Information

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2024	December 31, 2023
Assets:
Real estate assets:
Operating properties, net of accumulated depreciation of $1,551,232 and $1,329,406 in 2024 and 2023, respectively	$6,905,956	$6,775,093
Projects under development	—	132,884
Land	154,727	154,728
	7,060,683	7,062,705

Cash and cash equivalents	76,143	6,047
Investments in real estate debt, at fair value	28,636	—
Accounts receivable	11,788	11,109
Deferred rents receivable	226,299	209,370
Investment in unconsolidated joint ventures	182,130	143,831
Intangible assets, net	93,712	110,667
Other assets, net	91,140	90,745
Total assets	$7,770,531	$7,634,474
Liabilities:
Notes payable	$2,661,292	$2,457,627
Accounts payable and accrued expenses	269,661	299,767
Deferred income	263,192	181,744
Intangible liabilities, net	35,984	42,193
Other liabilities	100,804	104,830
Total liabilities	3,330,933	3,086,161
Commitments and contingencies
Equity:
Stockholders' investment:
Common stock, $1 par value per share, 300,000,000 shares authorized, 152,140,188 and 154,335,798 issued, and 152,140,188 and 151,799,215 outstanding in 2024 and 2023, respectively	152,140	154,336
Additional paid-in capital	5,504,035	5,638,709
Treasury stock at cost, 2,536,583 shares in 2023	—	(145,696)
Distributions in excess of cumulative net income	(1,240,104)	(1,125,390)
Accumulated other comprehensive income (loss)	(102)	2,192
Total stockholders' investment	4,415,969	4,524,151
Nonredeemable noncontrolling interests	23,629	24,162
Total equity	4,439,598	4,548,313
Total liabilities and equity	$7,770,531	$7,634,474

Cousins Properties	9	Q3 2024 Supplemental Information

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues:
Rental property revenues	$207,260	$198,429	$627,552	$602,459
Fee income	495	318	1,280	1,044
Other	1,457	101	2,599	2,393
	209,212	198,848	631,431	605,896
Expenses:
Rental property operating expenses	66,005	64,838	207,714	203,150
Reimbursed expenses	188	149	479	515
General and administrative expenses	9,204	8,336	27,325	24,795
Interest expense	30,773	27,008	89,424	78,010
Depreciation and amortization	89,784	79,492	271,429	235,531
Other	327	623	1,602	1,484
	196,281	180,446	597,973	543,485

Income (loss) from unconsolidated joint ventures	(1,575)	582	(788)	2,008
Gain on investment property transactions	—	507	98	505
Net income	11,356	19,491	32,768	64,924
Net income attributable to noncontrolling interests	(158)	(130)	(442)	(746)
Net income available to common stockholders	$11,198	$19,361	$32,326	$64,178

Net income per common share — basic and diluted	$0.07	$0.13	$0.21	$0.42
Weighted average shares — basic	152,140	151,774	152,060	151,692
Weighted average shares — diluted	152,812	152,048	152,604	152,018

Cousins Properties	10	Q3 2024 Supplemental Information

KEY PERFORMANCE METRICS (1)

	2022	2023 1st	2023 2nd	2023 3rd	2023 4th	2023	2024 1st	2024 2nd	2024 3rd	YTD 2024
Property Statistics
Consolidated Operating Properties	34	34	34	34	34	34	34	34	34	34
Consolidated Rentable Square Feet (in thousands)	18,424	18,444	18,444	18,434	18,434	18,434	18,434	18,434	18,434	18,434
Unconsolidated Operating Properties	2	2	2	2	2	2	2	2	3	3
Unconsolidated Rentable Square Feet (in thousands)	711	711	711	711	711	711	711	711	1,236	1,236
Total Operating Properties	36	36	36	36	36	36	36	36	37	37
Total Rentable Square Feet (in thousands)	19,135	19,155	19,155	19,145	19,145	19,145	19,145	19,145	19,670	19,670
Office Percent Leased (period end)	91.0%	90.8%	90.8%	91.1%	90.9%	90.9%	90.8%	91.2%	91.0%	91.0%
Office Weighted Average Occupancy	87.3%	87.2%	87.7%	88.0%	87.6%	87.5%	88.4%	88.5%	88.4%	88.4%

Office Leasing Activity (2)
Net Leased during the Period (SF, in thousands)	1,976	258	435	548	453	1,694	404	391	763	1,557
Net Rent (per SF)	$34.08	$34.45	$38.65	$33.94	$33.53	$35.15	$36.06	$37.64	$45.21	$40.94
Net Free Rent (per SF)	(1.97)	(2.07)	(2.04)	(2.27)	(2.56)	(2.25)	(2.10)	(2.51)	(1.51)	(1.92)
Leasing Commissions (per SF)	(2.74)	(2.83)	(2.53)	(2.60)	(2.65)	(2.62)	(2.61)	(2.91)	(2.91)	(2.83)
Tenant Improvements (per SF)	(5.98)	(6.29)	(5.88)	(5.30)	(5.86)	(5.72)	(7.15)	(7.37)	(6.22)	(6.75)
Leasing Costs (per SF)	(10.69)	(11.19)	(10.45)	(10.17)	(11.07)	(10.59)	(11.86)	(12.79)	(10.64)	(11.50)
Net Effective Rent (per SF)	$23.39	$23.26	$28.20	$23.77	$22.46	$24.56	$24.20	$24.85	$34.57	$29.44
Change in Second Generation Net Rent	23.2%	20.1%	19.6%	28.7%	10.4%	20.2%	20.1%	37.6%	30.7%	29.9%
Change in Cash-Basis Second Generation Net Rent	9.5%	6.1%	7.9%	9.8%	0.8%	5.8%	5.3%	18.2%	7.2%	9.0%

Same Property Information (3)
Percent Leased (period end)	90.1%	90.6%	90.5%	90.8%	90.6%	90.6%	90.8%	91.2%	91.1%	91.1%
Weighted Average Occupancy	86.6%	87.0%	87.3%	87.7%	87.5%	87.3%	88.4%	88.5%	88.4%	88.4%
Change in NOI (over prior year period)	0.0%	5.3%	6.3%	4.1%	4.2%	5.0%	6.6%	4.2%	4.2%	5.0%
Change in Cash-Basis NOI (over prior year period)	1.0%	4.9%	3.7%	4.6%	3.5%	4.2%	6.6%	5.1%	4.4%	5.4%

Development Pipeline (4)
Estimated Project Costs (in thousands)	$428,500	$428,500	$428,500	$428,500	$428,500	$428,500	$437,950	$441,550	$441,550	$441,550
Estimated Project Costs/Total Undepreciated Assets	4.8%	4.8%	4.7%	4.7%	4.6%	4.6%	4.6%	4.6%	4.6%	4.6%
Continued on next page

Cousins Properties	11	Q3 2024 Supplemental Information

KEY PERFORMANCE METRICS (1)

	2022	2023 1st	2023 2nd	2023 3rd	2023 4th	2023	2024 1st	2024 2nd	2024 3rd	YTD 2024
Market Capitalization
Common Stock Price Per Share	$25.29	$21.38	$22.80	$20.37	$24.35	$24.35	$24.04	$23.15	$29.48	$29.48
Common Stock/Units Outstanding (in thousands)	151,482	151,718	151,774	151,774	151,824	151,824	152,096	152,165	152,165	152,165
Equity Market Capitalization (in thousands)	$3,830,980	$3,243,731	$3,460,447	$3,091,636	$3,696,914	$3,696,914	$3,656,388	$3,522,620	$4,485,824	$4,485,824
Debt (in thousands)	2,424,004	2,544,956	2,548,073	2,559,871	2,608,675	2,608,675	2,723,978	2,754,358	2,834,959	2,834,959
Total Market Capitalization (in thousands)	$6,254,984	$5,788,687	$6,008,520	$5,651,507	$6,305,589	$6,305,589	$6,380,366	$6,276,978	$7,320,783	$7,320,783

Credit Ratios
Net Debt/Total Market Capitalization	38.6%	43.7%	42.1%	45.0%	41.2%	41.2%	42.5%	43.7%	37.5%	37.5%
Net Debt/Total Undepreciated Assets	27.2%	28.1%	27.8%	27.8%	28.0%	28.0%	28.8%	28.8%	28.4%	28.4%
Net Debt/Annualized EBITDAre	4.93	5.13	4.89	5.02	5.14	5.14	5.25	5.12	5.10	5.10
EBITDAre/Fixed Charges	5.21	4.48	4.53	4.28	4.20	4.37	4.09	4.12	3.91	4.04

Dividend Information
Common Dividend per Share	$1.28	$0.32	$0.32	$0.32	$0.32	$1.28	$0.32	$0.32	$0.32	$0.96
Funds From Operations (FFO) Payout Ratio	47.4%	49.5%	47.3%	49.2%	49.2%	48.8%	48.9%	47.1%	47.6%	47.9%
Funds Available for Distribution (FAD) Payout Ratio	70.6%	65.3%	71.8%	70.1%	82.5%	71.9%	82.1%	62.1%	72.5%	71.3%

Operations Ratio
Annualized General and Administrative Expenses/ Total Undepreciated Assets	0.30%	0.37%	0.35%	0.36%	0.32%	0.32%	0.39%	0.37%	0.38%	0.38%

Additional Information
In-Place Gross Rent (per SF) (5)	$44.87	$46.02	$46.43	$46.64	$46.95	$46.95	$46.82	$46.75	$46.95	$46.95
Straight-Line Rental Revenue (in thousands)	$28,953	$8,431	$3,703	$7,508	$5,858	$25,500	$8,604	$4,423	$5,374	$18,401
Above and Below Market Rents Amortization, Net (in thousands)	$6,444	$1,559	$2,525	$1,371	$1,421	$6,876	$1,460	$1,559	$1,484	$4,503
Second Generation Capital Expenditures (in thousands)	$99,501	$15,467	$29,317	$20,224	$31,900	$96,908	$30,212	$17,270	$26,190	$73,672

(1)	For Non-GAAP Financial Measures, see the Calculations and Reconciliations on pages 33 through 39.
(2)	See Office Leasing Activity on page 21 for additional detail and explanations.
(3)
Same Property Information is derived from the pool of same office properties that existed in the period as originally reported. See Same Property Performance on page 20 and Non-GAAP
Financial Measures - Calculations and Reconciliations beginning on page 33 for additional information.

(4)	The Company's share of estimated project costs. See Development Pipeline on page 27 for additional detail.
(5)	In-place gross rent equals the annualized cash rent including the tenant's share of estimated operating expenses, if applicable, as of the end of the period divided by occupied square feet.

Cousins Properties	12	Q3 2024 Supplemental Information

KEY PERFORMANCE METRICS
                                  Total Rentable Square Feet                  Equity Market Capitalization                   Net Debt / Annualized EBITDAre

(in thousands)
30,000
25,000
20,000
15,000
10,000
5,000
0
19,135
19,145
19,670
12/31/22
12/31/23
09/30/24

8,000
6,000
4,000
2,000
0
($ in millions)
3,831
3,697
4,486
12/31/22
12/31/23
09/30/24

6.00
5.00
4.00
3.00
2.00
1.00
0.00
4.93
5.14
5.10
12/31/22
12/31/23
9/30/24

                                Same Property NOI Change                Second Generation Net Rent Change                 Annualized General & Administrative
                                                    Cash-Basis (1)        Cash-Basis (1)                Expenses / Total Undepreciated Assets

8.0%
6.0%
4.0%
2.0%
0.0%
Year-over-Year Change
1.0%
4.2%
5.4%
2022
2023
YTD 2024

15.0%
10.0%
5.0%
0.0%
9.5%
5.8%
9.0%
2022
2023
YTD 2024

0.60%
0.40%
0.20%
0.00%
0.30%
0.32%
0.38%
2022
2023
YTD 2024

(1) Office properties only.
Note: See additional information included herein for calculations, definitions, and reconciliations to GAAP financial measures.

Cousins Properties	13	Q3 2024 Supplemental Information

FUNDS FROM OPERATIONS - SUMMARY

	(amounts in thousands, except per share amounts)
	2022	2023 1st	2023 2nd	2023 3rd	2023 4th	2023	2024 1st	2024 2nd	2024 3rd	YTD 2024
Net Income	$167,445	$22,356	$23,077	$19,491	$18,892	$83,816	$13,451	$7,961	$11,356	$32,768
Fee and Other Income	(11,243)	(2,788)	(6,936)	(690)	(756)	(11,170)	(893)	(2,590)	(2,847)	(6,330)
General and Administrative Expenses	28,319	8,438	8,021	8,336	7,536	32,331	9,214	8,907	9,204	27,325
Interest Expense	72,537	25,030	25,972	27,008	27,453	105,463	28,908	29,743	30,773	89,424
Depreciation and Amortization	295,587	75,770	80,269	79,492	79,366	314,897	86,230	95,415	89,784	271,429
Reimbursed and Other Expenses	4,158	592	635	772	737	2,736	812	754	515	2,081
Loss (income) from Unconsolidated Joint Ventures (1)	(7,700)	(673)	(753)	(582)	(291)	(2,299)	(348)	(439)	1,575	788
NOI from Unconsolidated Joint Ventures (1)	9,524	1,409	1,559	1,564	1,292	5,824	1,352	1,561	1,716	4,629
Transaction Loss (Gain)	(56,427)	2	—	(507)	1	(504)	(101)	3	—	(98)
NOI (1)	$502,200	$130,136	$131,844	$134,884	$134,230	$531,094	$138,625	$141,315	$142,076	$422,016
Fee and Other Income (1)	11,459	2,825	6,974	725	786	11,310	908	2,630	2,909	6,447
General and Administrative Expenses	(28,319)	(8,438)	(8,021)	(8,336)	(7,536)	(32,331)	(9,214)	(8,907)	(9,204)	(27,325)
Interest Expense (1)	(75,140)	(25,310)	(26,334)	(27,516)	(27,979)	(107,139)	(29,436)	(30,378)	(32,280)	(92,094)
Reimbursed and Other Expenses (1)	(4,057)	(605)	(642)	(795)	(752)	(2,794)	(843)	(769)	(632)	(2,244)
Gain (Loss) on Sales of Undepreciated Investment Properties	4,478	—	—	507	(1)	506	—	(3)	—	(3)
Depreciation and Amortization of Non-Real Estate Assets	(558)	(108)	(111)	(113)	(116)	(448)	(115)	(116)	(117)	(348)
Partners' Share of FFO in Consolidated Joint Ventures	(1,304)	(406)	(759)	(384)	(360)	(1,909)	(429)	(426)	(418)	(1,273)
FFO (1)	$408,759	$98,094	$102,951	$98,972	$98,272	$398,289	$99,496	$103,346	$102,334	$305,176
Weighted Average Shares - Diluted	150,419	151,880	152,126	152,048	152,105	152,040	152,385	152,614	152,812	152,604
FFO per Share (1)	$2.72	$0.65	$0.68	$0.65	$0.65	$2.62	$0.65	$0.68	$0.67	$2.00

(1) The above amounts include our share of amounts from unconsolidated joint ventures for the respective category. The Company does not control the operations of these unconsolidated joint ventures but believes including these amounts is meaningful to investors and analysts.

Cousins Properties	14	Q3 2024 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2022	2023 1st	2023 2nd	2023 3rd	2023 4th	2023	2024 1st	2024 2nd	2024 3rd	YTD 2024
NOI
Consolidated Properties
The Domain (2)	$64,097	$17,006	$17.318	$17,180	$17,318	$68,822	$17,210	$17,619	$17,620	$52,449
Terminus (2)	32,908	8,097	8,442	8,596	8,669	33,804	8,087	8,080	7,759	23,926
Corporate Center (2)	28,594	7,467	7,600	7,548	7,585	30,200	7,321	7,437	7,708	22,466
Spring & 8th (2)	29,419	7,361	7,372	7,270	7,352	29,355	7,363	7,344	7,388	22,095
300 Colorado	13,120	3,772	4,608	5,166	5,428	18,974	5,756	5,696	5,994	17,446
BriarLake Plaza (2)	14,746	3,545	3,588	3,648	3,896	14,677	5,579	5,656	5,651	16,886
Buckhead Plaza (2)	16,980	4,766	5,312	5,436	5,453	20,967	5,321	5,301	5,702	16,324
San Jacinto Center	16,003	3,940	4,093	3,748	4,456	16,237	5,076	5,197	5,240	15,513
Northpark (2)	22,699	5,136	4,901	5,141	5,391	20,569	4,980	5,072	5,359	15,411
Fifth Third Center	17,675	4,732	4,726	4,840	4,661	18,959	4,759	4,688	4,747	14,194
725 Ponce	18,543	4,777	4,753	4,828	5,040	19,398	5,032	4,735	4,307	14,074
Hayden Ferry (2)	24,304	5,934	4,323	6,106	4,456	20,819	4,600	4,499	4,311	13,410
Colorado Tower	12,452	3,282	3,740	4,152	4,236	15,410	4,234	4,565	4,427	13,226
Avalon (2)	15,927	4,243	4,145	4,326	4,168	16,882	4,425	4,411	3,991	12,827
One Eleven Congress	17,398	4,246	4,542	4,850	4,045	17,683	4,190	4,138	4,295	12,623
The Terrace (2)	13,413	3,698	3,903	4,036	3,879	15,516	3,939	3,913	4,028	11,880
Promenade Tower	12,170	3,377	3,483	3,568	3,266	13,694	3,432	3,997	4,436	11,865
3344 Peachtree	15,691	3,992	4,107	4,112	3,847	16,058	4,023	3,962	3,781	11,766
100 Mill	7,298	3,603	3,575	3,352	3,196	13,726	3,842	3,587	3,728	11,157
The RailYard	12,900	3,332	3,308	3,296	3,233	13,169	3,081	3,092	3,020	9,193
Heights Union (2)	8,312	2,338	2,525	2,669	2,539	10,071	2,621	2,750	2,620	7,991
Legacy Union One	9,421	2,364	2,366	2,348	2,363	9,441	2,380	2,382	2,367	7,129
550 South	10,694	2,698	2,730	2,811	2,757	10,996	2,527	2,002	1,916	6,445
Domain Point (2)	7,085	2,025	2,260	2,186	2,166	8,637	2,183	2,032	2,052	6,267
Promenade Central (3)	224	716	775	1,084	1,234	3,809	1,570	1,761	1,826	5,157
3350 Peachtree	5,520	1,477	1,447	855	735	4,514	1,363	1,729	1,389	4,481
111 West Rio	5,669	1,417	1,395	1,408	1,387	5,607	1,411	1,410	1,407	4,228
Tempe Gateway	4,273	819	957	1,084	1,166	4,026	1,259	1,378	1,421	4,058
The Pointe	4,852	1,056	695	381	1,137	3,269	1,168	1,191	1,393	3,752
3348 Peachtree	4,772	1,050	1,160	1,119	1,277	4,606	1,163	1,217	1,250	3,630
5950 Sherry Lane	3,469	861	852	886	1,034	3,633	1,078	1,029	1,196	3,303
Meridian Mark Plaza	4,961	1,286	1,215	1,237	1,058	4,796	1,215	869	1,216	3,300
Research Park V	4,468	1,166	918	934	1,091	4,109	1,087	1,066	1,096	3,249
Harborview Plaza	3,429	849	841	848	856	3,394	835	959	936	2,730
Other (4)	9,190	2,299	2,310	2,271	2,563	9,443	3,163	4,990	4,783	12,974
Subtotal - Consolidated	492,676	128,727	130,285	133,320	132,938	525,270	137,273	139,754	140,360	417,387
Continued on next page

Cousins Properties	15	Q3 2024 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2022	2023 1st	2023 2nd	2023 3rd	2023 4th	2023	2024 1st	2024 2nd	2024 3rd	YTD 2024
Unconsolidated Properties (5)
Medical Offices at Emory Hospital	4,531	1,054	1,203	1,161	1,170	4,588	1,116	1,212	1,170	3,498
120 West Trinity (2)	1,302	326	338	389	194	1,247	319	364	165	848
Proscenium	—	—	—	—	—	—	—	—	365	365
Other (6)	3,691	29	18	14	(72)	(11)	(83)	(15)	16	(82)
Subtotal - Unconsolidated	9,524	1,409	1,559	1,564	1,292	5,824	1,352	1,561	1,716	4,629
Total Net Operating Income (1)	502,200	130,136	131,844	134,884	134,230	531,094	138,625	141,315	142,076	422,016

Fee and Other Income
Management Fees (7)	2,941	374	352	318	329	1,373	379	406	495	1,280
Termination Fees	2,464	136	6,570	271	366	7,343	471	1,085	895	2,451
Development Fees	3,178	—	—	—	—	—	—	—	—	—
Interest Income from Real Estate Debt	—	—	—	—	—	—	—	367	1,011	1,378
Other Income	2,660	2,278	14	101	61	2,454	44	731	446	1,221
Other Income - Unconsolidated (5)	216	37	38	35	30	140	14	41	62	117
Total Fee and Other Income	11,459	2,825	6,974	725	786	11,310	908	2,630	2,909	6,447

General and Administrative Expenses	(28,319)	(8,438)	(8,021)	(8,336)	(7,536)	(32,331)	(9,214)	(8,907)	(9,204)	(27,325)

Interest Expense
Consolidated Interest Expense
Term Loan, Unsecured ($400M)	(4,936)	(5,856)	(6,158)	(6,306)	(6,359)	(24,679)	(6,050)	(5,805)	(5,829)	(17,684)
Credit Facility, Unsecured	(9,759)	(3,054)	(3,583)	(3,589)	(3,929)	(14,155)	(5,449)	(6,047)	(3,596)	(15,092)
Term Loan, Unsecured ($250M)	(11,609)	(4,902)	(4,944)	(5,009)	(5,010)	(19,865)	(4,892)	(4,909)	(4,371)	(14,172)
Terminus (2)	(5,644)	(3,513)	(3,514)	(3,514)	(3,514)	(14,055)	(3,514)	(3,514)	(3,514)	(10,542)
Privately Placed Senior Notes, Unsecured ($275M)	(10,975)	(2,744)	(2,744)	(2,743)	(2,744)	(10,975)	(2,744)	(2,744)	(2,743)	(8,231)
Privately Placed Senior Notes, Unsecured ($250M)	(9,958)	(2,490)	(2,489)	(2,490)	(2,489)	(9,958)	(2,490)	(2,489)	(2,490)	(7,469)
Privately Placed Senior Notes, Unsecured ($250M)	(9,764)	(2,441)	(2,441)	(2,441)	(2,441)	(9,764)	(2,441)	(2,441)	(2,441)	(7,323)
Public Senior Notes, Unsecured ($500M)	—	—	—	—	—	—	—	—	(3,732)	(3,732)
Privately Placed Senior Notes, Unsecured ($125M)	(4,789)	(1,197)	(1,197)	(1,198)	(1,197)	(4,789)	(1,197)	(1,198)	(1,197)	(3,592)
Fifth Third Center	(4,508)	(1,108)	(1,101)	(1,094)	(1,085)	(4,388)	(1,078)	(1,070)	(1,062)	(3,210)
Privately Placed Senior Notes, Unsecured ($100M)	(4,145)	(1,036)	(1,036)	(1,037)	(1,036)	(4,145)	(1,036)	(1,037)	(1,036)	(3,109)
Colorado Tower	(3,917)	(965)	(960)	(953)	(948)	(3,826)	(942)	(936)	(930)	(2,808)
Domain 10	(3,141)	(774)	(770)	(765)	(760)	(3,069)	(756)	(751)	(746)	(2,253)
Other (8)	(4,792)	(41)	(40)	(41)	(40)	(162)	(25)	—	—	(25)
Capitalized (9)	15,400	5,091	5,005	4,172	4,099	18,367	3,706	3,198	2,914	9,818
Subtotal - Consolidated Interest Expense	(72,537)	(25,030)	(25,972)	(27,008)	(27,453)	(105,463)	(28,908)	(29,743)	(30,773)	(89,424)
Unconsolidated Interest Expense (5)
Medical Offices at Emory Hospital	(1,147)	(280)	(362)	(508)	(509)	(1,659)	(508)	(508)	(508)	(1,524)
Other (8)	(1,456)	—	—	—	(17)	(17)	(20)	(127)	(999)	(1,146)
Subtotal - Unconsolidated Interest Expense	(2,603)	(280)	(362)	(508)	(526)	(1,676)	(528)	(635)	(1,507)	(2,670)
Total Interest Expense	(75,140)	(25,310)	(26,334)	(27,516)	(27,979)	(107,139)	(29,436)	(30,378)	(32,280)	(92,094)
Continued on next page

Cousins Properties	16	Q3 2024 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2022	2023 1st	2023 2nd	2023 3rd	2023 4th	2023	2024 1st	2024 2nd	2024 3rd	YTD 2024
Reimbursed and Other Expenses
Reimbursed Expenses (7)	(2,024)	(207)	(159)	(149)	(93)	(608)	(140)	(151)	(188)	(479)
Property Taxes and Other Land Holding Costs (5)	(1,065)	(323)	(276)	(318)	(473)	(1,390)	(389)	59	(320)	(650)
Severance	(170)	(72)	(90)	(63)	(167)	(392)	2	—	—	2
Gain on Extinguishment of Debt	169	—	—	—	—	—	—	—	—	—
Predevelopment & Other Costs (5)	(967)	(3)	(117)	(265)	(19)	(404)	(316)	(677)	(124)	(1,117)
Total Reimbursed and Other Expenses	(4,057)	(605)	(642)	(795)	(752)	(2,794)	(843)	(769)	(632)	(2,244)

Gain (Loss) on Sales of Undepreciated Investment Properties
Consolidated	—	—	—	507	(1)	506	—	(3)	—	(3)
Unconsolidated (5)	4,478	—	—	—	—	—	—	—	—	—
Total Gain (Loss) on Sales of Undepreciated Investment Properties	4,478	—	—	507	(1)	506	—	(3)	—	(3)

Depreciation and Amortization of Non-Real Estate Assets	(558)	(108)	(111)	(113)	(116)	(448)	(115)	(116)	(117)	(348)

Partners' Share of FFO in Consolidated Joint Ventures	(1,304)	(406)	(759)	(384)	(360)	(1,909)	(429)	(426)	(418)	(1,273)

FFO	$408,759	$98,094	$102,951	$98,972	$98,272	$398,289	$99,496	$103,346	$102,334	$305,176
Weighted Average Shares - Diluted	150,419	151,880	152,126	152,048	152,105	152,040	152,385	152,614	152,812	152,604
FFO per Share	$2.72	$0.65	$0.68	$0.65	$0.65	$2.62	$0.65	$0.68	$0.67	$2.00

Note:	Amounts may differ slightly from other schedules contained herein due to rounding.
(1) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 33.
(2) Contains multiple buildings that are grouped together for reporting purposes.
(3) A redevelopment of Promenade Central reached substantial completion in the fourth quarter of 2022, but is not yet stabilized.
(4) Primarily represents the College Street Garage, properties in the final stages of development and not yet stabilized, and Domain 4, which the Company plans to replace, once its leases expire, with future development.

(5) Unconsolidated amounts included in the reconciliation above represent amounts recorded in unconsolidated joint ventures multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes including these amounts in the categories indicated is meaningful to investors and analysts.

(6) Primarily represents unconsolidated investments sold prior to September 30, 2024, see page 26. Also includes NOI from unconsolidated investments not yet stabilized.
(7) Reimbursed Expenses include costs incurred by the Company for management services provided to our unconsolidated joint ventures. The reimbursement of these costs by the unconsolidated joint ventures is included in Management Fees.

(8) Primarily represents interest on consolidated loans repaid and our share of interests on loans of unconsolidated investments sold prior to September 30, 2024. Also includes interest expense from unconsolidated investments not yet stabilized.

(9) Amounts of consolidated interest expense related to consolidated debt that are capitalized to consolidated development and redevelopment projects as well as to equity in unconsolidated development projects.

Cousins Properties	17	Q3 2024 Supplemental Information

PORTFOLIO STATISTICS

Office Properties (1)	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (2)		% of Total NOI / 3Q24	Property Level Debt ($ in thousands) (3)
				3Q24	2Q24	3Q24	2Q24

Terminus (4)	1,226,000	Consolidated	100%	81.2%	80.7%	79.9%	79.6%	5.6%	$220,719
Spring & 8th (4)	765,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	5.3%	—
Buckhead Plaza (4)	678,000	Consolidated	100%	94.7%	97.5%	90.7%	88.0%	4.1%	—
Northpark (4)	1,539,000	Consolidated	100%	73.4%	75.1%	72.2%	73.6%	3.8%	—
Promenade Tower	777,000	Consolidated	100%	89.7%	89.6%	77.4%	76.4%	3.2%	—
725 Ponce	372,000	Consolidated	100%	87.6%	87.6%	87.6%	95.9%	3.1%	—
Avalon (4)	480,000	Consolidated	100%	95.5%	100.0%	91.0%	100.0%	2.9%	—
3344 Peachtree	484,000	Consolidated	100%	94.7%	93.9%	94.2%	94.3%	2.7%	—
Promenade Central (5) (6)	367,000	Consolidated	100%	78.4%	77.7%	71.3%	71.3%	1.3%	—
3350 Peachtree	413,000	Consolidated	100%	84.0%	84.0%	62.2%	62.2%	1.0%	—
3348 Peachtree	258,000	Consolidated	100%	80.3%	79.3%	77.3%	76.6%	0.9%	—
Emory University Hospital Midtown	358,000	Unconsolidated	50%	99.1%	99.5%	99.2%	99.5%	0.8%	41,188
Meridian Mark Plaza	160,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	0.8%	—
Proscenium (5)	525,000	Unconsolidated	20%	75.9%	NA	73.2%	NA	0.3%	—
120 West Trinity Office	43,000	Unconsolidated	20%	74.2%	74.2%	74.2%	74.2%	0.1%	—
ATLANTA (6)	8,445,000			86.6%	87.5%	82.8%	83.9%	35.9%	261,907

The Domain (4) (7)	1,742,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	12.7%	71,011
300 Colorado	378,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	4.3%	—
San Jacinto Center	399,000	Consolidated	100%	96.1%	96.1%	96.1%	95.9%	3.8%	—
Colorado Tower	373,000	Consolidated	100%	98.8%	98.8%	98.8%	98.8%	3.2%	104,600
One Eleven Congress	519,000	Consolidated	100%	79.9%	80.0%	78.8%	78.4%	3.1%	—
The Terrace (4)	619,000	Consolidated	100%	79.8%	80.8%	78.4%	78.3%	2.8%	—
Domain Point (4)	240,000	Consolidated	96.5%	96.5%	96.5%	96.5%	96.5%	1.5%	—
Research Park V	173,000	Consolidated	100%	93.0%	93.0%	89.0%	89.0%	0.8%	—
AUSTIN (7)	4,443,000			94.1%	94.3%	93.6%	93.6%	32.2%	175,611

Corporate Center (4)	1,227,000	Consolidated	100%	96.3%	95.8%	91.9%	91.7%	5.5%	—
Heights Union (4)	294,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.9%	—
The Pointe	253,000	Consolidated	100%	90.0%	90.0%	89.1%	86.3%	1.0%	—
Harborview Plaza	206,000	Consolidated	100%	91.3%	88.7%	85.0%	83.7%	0.7%	—
TAMPA	1,980,000			95.5%	95.0%	92.0%	91.4%	9.1%	—

Hayden Ferry (4) (8)	792,000	Consolidated	100%	89.0%	84.9%	84.7%	84.8%	3.1%	—
100 Mill	288,000	Consolidated	90%	98.1%	98.1%	94.2%	92.3%	2.7%	—
111 West Rio	225,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.0%	—
Tempe Gateway	264,000	Consolidated	100%	92.7%	92.7%	75.5%	64.1%	1.0%	—
PHOENIX (8)	1,569,000			93.3%	91.6%	87.3%	84.7%	7.8%	—
Continued on next page

Cousins Properties	18	Q3 2024 Supplemental Information

PORTFOLIO STATISTICS

Office Properties (1)	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (2)		% of Total NOI / 3Q24	Property Level Debt ($ in thousands) (3)
				3Q24	2Q24	3Q24	2Q24

Fifth Third Center	692,000	Consolidated	100%	92.6%	92.6%	92.6%	91.6%	3.4%	123,621
Railyard	329,000	Consolidated	100%	98.7%	99.1%	99.6%	99.6%	2.2%	—
550 South	394,000	Consolidated	100%	74.9%	76.9%	74.9%	76.9%	1.4%	—
CHARLOTTE	1,415,000			89.1%	89.7%	89.3%	89.4%	7.0%	123,621

Legacy Union One	319,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.7%	—
5950 Sherry Lane	197,000	Consolidated	100%	95.4%	85.0%	83.5%	81.1%	0.9%	—
DALLAS	516,000			98.2%	94.3%	93.7%	92.8%	2.6%	—

BriarLake Plaza (4)	835,000	Consolidated	100%	98.4%	98.4%	97.7%	95.9%	4.1%	—
HOUSTON	835,000			98.4%	98.4%	97.7%	95.9%	4.1%	—

TOTAL OFFICE (6) (7) (8)	19,203,000			91.0%	91.2%	88.4%	88.5%	98.7%	$561,139

Other Properties (1)
College Street Garage - Charlotte (5)	N/A	Consolidated	100%	NA	NA	NA	NA	0.7%	—
Domain 4 (7)	157,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	0.5%	—
120 West Trinity Apartment - Atlanta (330 units) (5)	310,000	Unconsolidated	20%	98.2%	98.8%	97.2%	95.9%	0.1%	—

TOTAL OTHER	467,000							1.3%

TOTAL	19,670,000							100.0%

(1)
Represents the Company's operating properties, excluding properties in the development pipeline, full building redevelopments that are not yet stabilized, and properties sold prior to September 30, 2024.

(2)	The weighted average economic occupancy of the property over the period for which the property was available for occupancy.
(3)	The Company's share of property-specific mortgage debt, net of unamortized loan costs, as of September 30, 2024.
(4)	Contains two or more buildings that are grouped together for reporting purposes.
(5)	Not included in Same Property as of September 30, 2024.
(6)
A redevelopment of Promenade Central reached substantial completion in the fourth quarter of 2022. This building will be excluded from the Atlanta and Total Office end of period leased and weighted average occupancy calculations until stabilized.

(7)
Domain 9 commenced initial operations in the first quarter of 2024 and will be excluded from all metrics in this schedule until stabilized. It remains on our Development Pipeline (see page 27) and is not included in
Same Property as of September 30, 2024. Effective September 1, 2024, Domain 4 is excluded from the square footage, end of period leased, and weighted average occupancy, and it is not included in Same Property as of  September 30, 2024. The Company plans to replace Domain 4, once its leases expire, with future development.

(8)
Hayden Ferry 1 in this group of buildings has been excluded from Same Property, end of period leased, and weighted average occupancy due to commencement of a full redevelopment of this building effective
October 1, 2023. It is also excluded from the Phoenix and Total Office calculations.

Cousins Properties	19	Q3 2024 Supplemental Information

PORTFOLIO STATISTICS
Portfolio NOI by Market
Third Quarter 2024
Charlotte
7.7%
Nashville (1)
Dallas
2.6%
Atlanta
36.0%
Tampa
9.1%
Houston
4.1%
Austin
32.7%
Phoenix
7.8%
(1) The Company owns 50% of Neuhoff, a mixed-use development in Nashville, through a joint venture. It has commenced initial operations but is not yet stabilized. See pages 27 and 32 for additional details.

Cousins Properties	20	Q3 2024 Supplemental Information

SAME PROPERTY PERFORMANCE (1)

	($ in thousands)
	Three Months Ended September 30,
	2024	2023	$ Change	% Change
Rental Property Revenues (2)	$198,378	$192,526	$5,852	3.0%
Rental Property Operating Expenses (2)	63,533	63,069	464	0.7%
Same Property Net Operating Income	$134,845	$129,457	$5,388	4.2%

Cash-Basis Rental Property Revenues (3)	$186,584	$180,855	$5,729	3.2%
Cash-Basis Rental Property Operating Expenses (4)	63,358	62,838	520	0.8%
Cash-Basis Same Property Net Operating Income	$123,226	$118,017	$5,209	4.4%

End of Period Leased	91.1%	90.9%
Weighted Average Occupancy	88.4%	87.7%

	Nine Months Ended September 30,
	2024	2023	$ Change	% Change
Rental Property Revenues (2)	$603,134	$581,852	$21,282	3.7%
Rental Property Operating Expenses (2)	200,342	198,278	2,064	1.0%
Same Property Net Operating Income	$402,792	$383,574	$19,218	5.0%

Cash-Basis Rental Property Revenues (3)	$566,009	$545,202	$20,807	3.8%
Cash-Basis Rental Property Operating Expenses (4)	199,781	197,588	2,193	1.1%
Cash-Basis Same Property Net Operating Income	$366,228	$347,614	$18,614	5.4%

Weighted Average Occupancy	88.4%	87.4%

(1)
Same Properties include those office properties that were stabilized and owned by the Company for the entirety of all comparable reporting periods presented.
See Portfolio Statistics on pages 17 and 18 for footnotes indicating which properties are not included in Same Property. See Non-GAAP Financial Measures -
Calculations and Reconciliations beginning on page 33.

(2)
Rental Property Revenues and Operating Expenses include results for the Company and its share of unconsolidated joint ventures and exclude termination fee income. Net operating income for unconsolidated joint ventures is calculated as Rental Property Revenues less termination fee income and Rental Property
Expenses at the joint ventures, multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes that including these amounts with consolidated net operating income is meaningful to investors and analysts.

(3)
Cash-Basis Rental Property Revenues include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Revenues, excluding termination fee income, straight-line rents, and other deferred income amortization, amortization of lease inducements, and amortization of acquired above and below market rents.

(4)
Cash-Basis Rental Property Operating Expenses include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property
Operating Expenses, excluding straight-line ground rent expense and amortization of above and below market ground rent expense.

Cousins Properties	21	Q3 2024 Supplemental Information

OFFICE LEASING ACTIVITY

	Three Months Ended September 30, 2024				Nine Months Ended September 30, 2024
	New	Renewal	Expansion	Total	New	Renewal	Expansion	Total
Net leased square feet (1)	580,007	152,264	30,624	762,895	984,018	420,474	152,643	1,557,135
Number of transactions	17	15	5	37	55	43	16	114
Lease term in years (2)	8.5	4.6	7.2	7.7	8.5	5.7	8.8	7.8

Net effective rent calculation (per square foot per year) (2)
Net annualized rent (3)	$48.33	$35.61	$34.04	$45.21	$44.45	$35.13	$34.33	$40.94
Net free rent	(1.20)	(2.69)	(1.72)	(1.51)	(1.73)	(2.30)	(2.06)	(1.92)
Leasing commissions	(3.14)	(2.08)	(2.81)	(2.91)	(3.12)	(2.16)	(2.84)	(2.83)
Tenant improvements	(6.60)	(3.88)	(10.47)	(6.22)	(7.17)	(4.91)	(9.10)	(6.75)
Total leasing costs	(10.94)	(8.65)	(15.00)	(10.64)	(12.02)	(9.37)	(14.00)	(11.50)
Net effective rent	$37.39	$26.96	$19.04	$34.57	$32.43	$25.76	$20.33	$29.44

Second generation leased square footage (4)				647,789				1,075,113
Increase in straight-line basis second generation net rent per square foot (5)				30.7%				29.9%
Increase in cash-basis second generation net rent per square foot (6)				7.2%				9.0%

(1)
Comprised of total square feet leased, unadjusted for ownership share and excluding apartment leasing. Adjusted for leases approximately one year or less, along with leases for retail, amenity, storage, and intercompany space.

(2)	Weighted average of net leased square feet.
(3)	Straight-line net rent per square foot (operating expense reimbursements deducted from gross leases) over the lease term, prior to any deductions for leasing costs.
(4)	Excludes leases executed for spaces that were vacant upon acquisition, new leases in development properties, percentage rent leases, and leases for spaces that have been vacant for one year or more.
(5)	Increase in second generation straight-line basis net annualized rent on a weighted average basis.
(6)
Increase in second generation net cash rent at the end of the term paid by the prior tenant compared to net cash rent at the beginning of the term (after any free rent period) paid by the current tenant on a weighted average basis. For early renewals, the final net cash rent paid under the original lease is compared to the first net cash rent paid under the terms of the renewal. Net cash rent is net of any recovery of operating expenses but prior to any deductions for leasing costs.

Cousins Properties	22	Q3 2024 Supplemental Information

OFFICE LEASE EXPIRATIONS
Lease Expirations by Year (1)

Year of Expiration	Square Feet Expiring	% of Leased Space	Annual Contractual Rent ($ in thousands) (2)	% of Annual Contractual Rent	Annual Contractual Rent/Sq. Ft.

2024	305,318	1.8%	$9,817	1.1%	$32.15
2025	1,474,118	8.8%	64,347	7.3%	43.65
2026	1,312,959	7.8%	61,054	7.0%	46.50
2027	1,615,824	9.6%	74,307	8.5%	45.99
2028	1,620,734	9.6%	82,411	9.4%	50.85
2029	1,753,133	10.4%	90,735	10.3%	51.76
2030	1,422,767	8.5%	73,583	8.4%	51.72
2031	1,258,077	7.5%	73,060	8.3%	58.07
2032	1,991,362	11.8%	113,641	13.0%	57.07
2033 & Thereafter	4,055,902	24.2%	233,854	26.7%	57.66

Total	16,810,194	100.0%	$876,809	100.0%	$52.16

(1) Company's share of leases expiring after September 30, 2024. Expiring square footage for which new leases have been executed at operating properties is reflected based on the expiration date of the new lease.

(2) Annual Contractual Rent is the estimated rent in the year of expiration. It includes the minimum base rent and an estimate of the tenant's share of operating expenses, if applicable, as defined in the respective leases.

Cousins Properties	23	Q3 2024 Supplemental Information

TOP 20 OFFICE TENANTS

	Tenant (1)	Number of Properties Occupied	Number of Markets Occupied	Company's Share of Square Footage	Company's Share of Annualized Rent ($ in thousands) (2)	Percentage of Company's Share of Annualized Rent	Weighted Average Remaining Lease Term (Years)
1	Amazon	5	3	1,296,397	$69,322	9.1%	5.4
2	NCR Voyix	2	2	815,634	41,083	5.4%	8.7
3	ExxonMobil	2	1	359,660	25,176	3.3%	6.9
4	IBM (3)	1	1	319,863	18,755	2.5%	15.9
5	Expedia	1	1	315,882	17,139	2.2%	6.5
6	Apache	1	1	364,707	14,872	1.9%	13.9
7	Bank of America	2	2	347,139	12,910	1.7%	1.2
8	Ovintiv USA	1	1	318,582	8,437	1.1%	2.7
9	ADP	1	1	225,000	7,894	1.0%	3.5
10	Wells Fargo	5	3	159,114	7,601	1.0%	5.2
11	Smurfit Westrock	1	1	205,185	7,352	1.0%	5.6
12	BlackRock	1	1	131,656	7,166	0.9%	11.7
13	Amgen	1	1	163,169	6,700	0.9%	4.1
14	Workrise Technologies	1	1	93,210	6,679	0.9%	3.8
15	McKinsey & Company	2	2	130,513	6,541	0.9%	8.1
16	Regus Equity Business Centers	4	4	123,625	6,385	0.8%	7.6
17	Samsung Engineering America	1	1	133,860	6,367	0.8%	2.2
18	Allstate	1	1	148,262	5,937	0.8%	5.3
19	Time Warner Cable	2	1	119,018	5,857	0.8%	1.3
20	Morgan Stanley	1	1	120,653	5,817	0.8%	4.4
	Total			5,891,129	$287,990	37.8%	6.6

(1)	In some cases, the actual tenant may be an affiliate of the entity shown.
(2)
Annualized Rent represents the annualized cash rent including the tenant's share of estimated operating expenses, if applicable, paid by the tenant as of September 30, 2024. If the tenant is in a free rent period as of September 30, 2024, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay full cash rent.

(3)	IBM has assumed, effective January 1, 2026, the existing lease at Domain 12 from Meta Platforms. Additionally, IBM has extended the lease maturity from 2031 to 2040.

Cousins Properties	24	Q3 2024 Supplemental Information

TENANT INDUSTRY DIVERSIFICATION

Percentage of Company's Share of Annualized Rent (1)

Technology 27.2%
Financial 14.8%
Professional Services 10.2%
Legal 9.2%
Consumer Goods & Services 7.8%
Energy 7.7%
Health Care 6.0%
Real Estate 5.5%
Insurance 3.8%
Other 3.7%
Marketing/Media/Telecom 2.3%
Construction/Design 1.8%

(1) Annualized Rent represents the annualized cash rent including the tenant's share of estimated operating expenses, if applicable, paid by the tenant as of
September 30, 2024. If the tenant is in a free rent period as of September 30, 2024, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month the tenant is required to pay full rent.
Note: Management uses SIC codes when available, along with their judgment, to determine tenant industry classification. This schedule includes leases that have commenced. Leases that have been signed but have not commenced are excluded.

Cousins Properties	25	Q3 2024 Supplemental Information

INVESTMENT ACTIVITY
Completed Operating Property Acquisitions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Purchase Price ($ in thousands) (1)

2024
Proscenium	Office	Atlanta	20%	3Q	525,000	$83,250
2022
Avalon (2)	Office	Atlanta	100%	2Q	480,000	43,400

2021
725 Ponce	Office	Atlanta	100%	3Q	372,000	300,200
Heights Union	Office	Tampa	100%	4Q	294,000	144,800

2020
The RailYard	Office	Charlotte	100%	4Q	329,000	201,300

2019
Promenade Central	Office	Atlanta	100%	1Q	370,000	82,000
TIER REIT, Inc.	Office	Various	Various	2Q	5,799,000	(3)
Terminus (4)	Office	Atlanta	100%	4Q	1,226,000	246,000

					9,395,000	$1,100,950
Completed Property Developments

Project	Type	Market	Company's Ownership Interest	Timing (5)	Square Feet	Total Project Cost ($ in thousands) (1)

2022
300 Colorado	Office	Austin	100%	1Q	369,000	$193,000
100 Mill	Office	Phoenix	90%	4Q	288,000	156,000

2021
10000 Avalon	Office	Atlanta	90%	1Q	251,000	96,000
120 West Trinity	Mixed	Atlanta	20%	2Q	353,000	89,000
Domain 10	Office	Austin	100%	3Q	300,000	111,000

2020
Domain 12	Office	Austin	100%	4Q	320,000	117,000

2019
Dimensional Place	Office	Charlotte	50%	1Q	281,000	96,000

					2,162,000	$858,000
(1) Except as otherwise noted, amounts represent total purchase prices or total project costs, respectively, paid by the Company and, where applicable, its joint venture partner.
(2) Purchased outside interest of 10% in HICO Avalon LLC and HICO Avalon II LLC for $43 million in a transaction that valued the properties at $302 million.
(3) Properties acquired in the merger with TIER REIT, Inc.
(4) Purchased outside interest of 50% in Terminus Office Holdings, LLC for $246 million before reductions for existing mortgage debt.
(5) Represents timing of stabilization.
Continued on next page

Cousins Properties	26	Q3 2024 Supplemental Information

INVESTMENT ACTIVITY
Completed Operating Property Dispositions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Sales Price ($ in thousands)
2022
Carolina Square	Mixed	Charlotte	50%	3Q	468,000	$105,000	(1)
2021
Burnett Plaza	Office	Fort Worth	100%	2Q	1,023,000	137,500
One South at the Plaza	Office	Charlotte	100%	3Q	891,000	271,500
Dimensional Place	Office	Charlotte	50%	3Q	281,000	60,800	(1)
816 Congress	Office	Austin	100%	4Q	435,000	174,000

2020
Hearst Tower	Office	Charlotte	100%	1Q	966,000	455,500
Gateway Village	Office	Charlotte	50%	1Q	1,061,000	52,200	(1)
Woodcrest	Office	Cherry Hill	100%	1Q	386,000	25,300

					5,511,000	$1,281,800
(1) Amount represents proceeds, before debt and other adjustments, received by the Company for the sale of its unconsolidated interest in the joint venture to its partner.

Cousins Properties	27	Q3 2024 Supplemental Information

DEVELOPMENT PIPELINE

Project	Type	Market	Company's Ownership Interest	Construction Start Date	Square Feet/Units	Estimated Project Cost (1) ($ in thousands)	Company's Share of Estimated Project Cost (1) ($ in thousands)	Project Cost Incurred to Date (1) ($ in thousands)	Company's Share of Project Cost Incurred to Date (1) ($ in thousands)	Percent Leased	Initial Occupancy (2)	Estimated Stabilization (3)

Neuhoff (4)	Mixed	Nashville	50%	3Q21		$589,100	$294,550	$524,358	$262,179
Office and Retail					448,000					44%	4Q23	2Q26
Apartments					542					21%	2Q24	2Q26
Domain 9	Office	Austin	100%	2Q21	338,000	147,000	147,000	129,562	129,562	98%	1Q24	1Q25

Total						$736,100	$441,550	$653,920	$391,741

(1)
This schedule shows projects currently under active development through the substantial completion of construction as well as properties in an initial lease up period prior to stabilization.
Significant estimation is required to derive these costs, and the final costs may differ from these estimates. Estimated and incurred project costs are construction costs, initial leasing costs, and financing costs on project-specific debt. Neuhoff has a project-specific construction loan (see footnote 4). The above schedule excludes any financing cost assumptions for projects without project-specific debt and any other incremental capitalized costs required by GAAP.

(2)
Initial occupancy represents the quarter within which the Company first recognized, or estimates it will begin recognizing, revenue under GAAP. The Company capitalizes interest, real estate taxes, and certain operating expenses on the unoccupied portion of office and retail properties, which have ongoing construction of tenant improvements, until the earlier of (1) the date on which the project achieves 90% economic occupancy or (2) one year from cessation of major construction activity. For residential project construction, the Company continues to capitalize interest, real estate taxes, and certain operating expenses until cessation of major construction activity.

(3)	Reflects the estimated quarter of economic stabilization for each project.
(4)
The Neuhoff estimated project cost will be funded with a combination of $276.4 million of equity contributed by the joint venture partners and a $312.7 million construction loan.  These costs include approximately $66 million of site and associated infrastructure work related to a future phase. The estimated project cost includes revisions related to updated initial leasing costs and construction loan interest costs.

Cousins Properties	28	Q3 2024 Supplemental Information

LAND INVENTORY

	Market	Company's Ownership Interest	Financial Statement Presentation	Total Developable Land (Acres)

3354/3356 Peachtree	Atlanta	95%	Consolidated	3.2
715 Ponce	Atlanta	50%	Unconsolidated	1.0
887 West Peachtree	Atlanta	100%	Consolidated	1.6
Domain Point 3	Austin	90%	Consolidated	1.7
Domain Central	Austin	100%	Consolidated	5.6
South End Station	Charlotte	100%	Consolidated	3.4
303 Tremont	Charlotte	100%	Consolidated	2.4
Legacy Union 2 & 3	Dallas	95%	Consolidated	4.0
Corporate Center 5 & 6 (1)	Tampa	100%	Consolidated	14.1
Total				37.0

Total Cost Basis of Land ($ in thousands)				$162,811

Company's Share of Cost Basis of Land ($ in thousands)				$156,007

(1)	Corporate Center 5 is controlled through a long-term ground lease.

Cousins Properties	29	Q3 2024 Supplemental Information

DEBT SCHEDULE (1)

Company's Share of Debt Maturities and Principal Payments
($ in thousands)
Description (Interest Rate Base, if not fixed)	Company's Ownership Interest	Rate at End of Quarter	Maturity Date (2)	2024	2025	2026	2027	2028	Thereafter	Total Principal	Original Issue Discount	Deferred Loan Costs	Total

Consolidated Debt - Floating Rate
Credit Facility, Unsecured (Adjusted SOFR + 0.725% to 1.40%) (3)	100%	5.705%	4/30/27	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Term Loan, Unsecured (Adjusted SOFR + 0.85% to 1.65%) (4)	100%	5.93%	8/20/26	—	—	250,000	—	—	—	250,000		(138)	249,862
Total Consolidated Floating Rate Debt				—	—	250,000	—	—	—	250,000	—	(138)	249,862

Consolidated Debt - Fixed Rate
Public Senior Notes, Unsecured (5)	100%	5.875%	10/1/34	—	—	—	—	—	500,000	500,000	(1,447)	(5,213)	493,340
Term Loan, Unsecured (6)	100%	5.433%	3/3/27	—	—	—	400,000	—	—	400,000	—	(456)	399,544
Privately Placed Senior Notes, Unsecured	100%	3.95%	7/6/29	—	—	—	—	—	275,000	275,000	—	(532)	274,468
Privately Placed Senior Notes, Unsecured	100%	3.91%	7/6/25	—	250,000	—	—	—	—	250,000	—	(137)	249,863
Privately Placed Senior Notes, Unsecured	100%	3.86%	7/6/28	—	—	—	—	250,000	—	250,000	—	(423)	249,577
Terminus (7)	100%	6.34%	1/15/31	—	—	—	—	—	221,000	221,000	—	(281)	220,719
Privately Placed Senior Notes, Unsecured	100%	3.78%	7/6/27	—	—	—	125,000	—	—	125,000	—	(174)	124,826
Fifth Third Center	100%	3.37%	10/1/26	948	3,874	118,928	—	—	—	123,750	—	(129)	123,621
Colorado Tower	100%	3.45%	9/1/26	705	2,881	101,199	—	—	—	104,785	—	(185)	104,600
Privately Placed Senior Notes, Unsecured	100%	4.09%	7/6/27	—	—	—	100,000	—	—	100,000	—	(139)	99,861
Domain 10	100%	3.75%	11/1/24	71,037	—	—	—	—	—	71,037	—	(26)	71,011
Total Consolidated Fixed Rate Debt				72,690	256,755	220,127	625,000	250,000	996,000	2,420,572	(1,447)	(7,695)	2,411,430

Total Consolidated Debt				72,690	256,755	470,127	625,000	250,000	996,000	2,670,572	(1,447)	(7,833)	2,661,292

Unconsolidated Debt - Floating Rate
Neuhoff (SOFR + 3.45%) (8)	50%	8.57%	9/30/26	—	—	133,198	—	—	—	133,198	—	(719)	132,479
									.
Unconsolidated Debt - Fixed Rate
Medical Offices at Emory Hospital	50%	4.80%	6/1/32	—	—	—	—	—	41,500	41,500	—	(312)	41,188

Total Unconsolidated Debt				—	—	133,198	—	—	41,500	174,698	—	(1,031)	173,667

Total Debt				$72,690	$256,755	$603,325	$625,000	$250,000	$1,037,500	$2,845,270	$(1,447)	$(8,864)	$2,834,959

Total Maturities (9)				$70,865	$250,000	$598,357	$625,000	$250,000	$1,037,500	$2,831,722
% of Maturities				3%	9%	21%	22%	9%	36%	100%
Continued on next page

Cousins Properties	30	Q3 2024 Supplemental Information

DEBT SCHEDULE (1)
Term Loan
$350
Mortgage
$71
Unsecured
Senior
Note
Unsecured
Senior
Note
Mortgages
$215
Unsecured
Senior Note
Unsecured
Senior Notes
$225
Unsecured
Senior Note
Unsecured
Senior
Note
Unsecured
Senior Note
Construction
Loan (8)
$133
Mortgage
Term
Loan
$400
Term Loan
$250
Mortgage
Mortgage
Continued on next page

Cousins Properties	31	Q3 2024 Supplemental Information

DEBT SCHEDULE (1)
Floating and Fixed Rate Debt Analysis

	Total Principal ($ in thousands)	Total Debt (%)	Weighted Average Interest Rate	Weighted Average Maturity (Years) (2)
Floating Rate Debt	$383,198	13%	6.85%	3.2
Fixed Rate Debt	2,462,072	87%	4.74%	4.4
Total Debt	$2,845,270	100%	5.02%	4.2

(1)	All amounts are presented at Company share.
(2)	Maturity dates shown assume the Company exercises all available extension options. Without the extensions noted below, our weighted average maturity would be 3.7 years.
(3)
As of September 30, 2024, the Company had nothing drawn under the Credit Facility and had the ability to borrow the full $1.0 billion. The spread over Adjusted SOFR
(SOFR + 0.10%) under the Credit Facility at September 30, 2024 was 0.775%.

(4)
In August 2024, the Company executed the first of four consecutive options to extend the maturity date of this term loan through February 26, 2024. Three additional
180 day extension options remain unexercised. In August 2024 the floating-to-fixed interest rate swap entered into in the third quarter of 2022 expired. The spread over
Adjusted SOFR (SOFR + 0.10%) at September 30, 2024 was 1%.

(5)
In August 2024, the Company completed its inaugural public bond offering, issuing $500.0 million of public unsecured debt maturing on October 1, 2034. This note has a coupon of 5.875% with an effective rate of 5.912% including the original issue discount.

(6)
As of September 30, 2024, the spread over Adjusted SOFR (SOFR + 0.10%) under the 2022 Term Loan was 0.85%. The initial maturity date is March 3, 2025 with four consecutive options to extend the maturity date for an additional six months each. In the second quarter of 2023, the Company entered into a floating-to-fixed interest rate swap with respect to $200 million of the $400 million Term Loan through the initial maturity date, effectively fixing the underlying SOFR rate at 4.298%. In January
2024, the Company entered into a floating-to-fixed interest rate swap with respect to the remaining $200 million of the $400 million Term Loan through the initial maturity date, effectively fixing the underlying SOFR rate at 4.6675%. These swaps effectively fixed the underlying SOFR rate at a weighted average of 4.483% for the entire $400 million through initial maturity.

(7)	Represents $123.0 million and $98.0 million non-cross collateralized mortgages secured by the Terminus 100 and Terminus 200 buildings, respectively.
(8)
The Company's share of the total borrowing capacity of the construction loan is $156.4 million. The joint venture has one option, subject to conditions, to extend the maturity date for an additional 12 months from the initial maturity date of September 30, 2025.

(9)	Maturities include principal payments due at the maturity date. Maturities do not include scheduled principal payments due prior to the maturity date.

Cousins Properties	32	Q3 2024 Supplemental Information

JOINT VENTURE INFORMATION (1)

Joint Venture	Property	Cash Flows to Cousins (2)	Options

Consolidated:
HICO 100 Mill LLC	100 Mill	90% of cash flows until return of contributed capital to partners; portions of cash amounts received in excess of contributed capital are paid to our partner as a promote.	Cousins can trigger a sale process, subject to a right of first offer that can be exercised by partner.
TR Domain Point LLC	Domain Point	Preferred return on preferred equity contribution, then 96.5% of remaining cash flows.	Partner has put options under various circumstances.

Unconsolidated:
AMCO 120 WT Holdings LLC	120 West Trinity	20% of cash flows.	Cousins or partner can trigger a buyout upon which Cousins would receive the office component, and partner would receive the multifamily component, with a net settlement at a then agreed upon value.
Crawford Long-CPI, LLC	Medical Offices at Emory Hospital	50% of cash flows.	Cousins can put its interest to partner, or partner can call Cousins' interest, at a value determined by appraisal.
Neuhoff Holdings LLC	Neuhoff	50% of cash flows until return of contributed capital to partners; portions of cash amounts received in excess of contributed capital to equity partners are paid to development partner as a promote.	Cousins or its equity partner can trigger a sale process, subject to a right of first offer that can be exercised by the non-triggering party.
TL CO Proscenium JV LLC	Proscenium	20% of cash flows.	Cousins' equity partner can trigger a sale process, subject to a right of first offer that can be exercised by Cousins. Additionally, Cousins has a put option under various circumstances.

(1)	This schedule only contains information related to joint ventures that hold an ownership interest in operating assets or projects under active development.
(2)
Each respective joint venture agreement may contain additional terms that affect the distribution of operating cash flows and capital transaction proceeds that are not yet effective, including the distribution of promoted interest.

Cousins Properties	33	Q3 2024 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2022	2023 1st	2023 2nd	2023 3rd	2023 4th	2023	2024 1st	2024 2nd	2024 3rd	YTD 2024

FFO and EBITDAre
Net income available to common stockholders	$166,793	$22,196	$22,621	$19,361	$18,785	$82,963	$13,288	$7,840	$11,198	$32,326
Depreciation and amortization of real estate assets:
Consolidated properties	295,029	75,662	80,158	79,379	79,250	314,449	86,116	95,299	89,667	271,082
Share of unconsolidated joint ventures	3,927	479	476	485	491	1,931	459	513	1,728	2,700
Partners' share of real estate depreciation	(794)	(249)	(307)	(257)	(257)	(1,070)	(268)	(308)	(260)	(836)
Loss (gain) on depreciated property transactions:
Consolidated properties	9	2	—	—	—	2	(101)	—	—	(101)
Share of unconsolidated joint ventures	(81)	—	—	—	—	—	—	—	—	—
Sale of investments in unconsolidated joint ventures	(56,267)	—	—	—	—	—	—	—	—	—
Non-controlling interest related to unitholders	143	4	3	4	3	14	2	2	1	5
FFO (1)	408,759	98,094	102,951	98,972	98,272	398,289	99,496	103,346	102,334	305,176
Interest Expense	75,139	25,310	26,334	27,516	27,979	107,139	29,436	30,378	32,280	92,094
Non-Real Estate Depreciation and Amortization	558	108	111	113	116	448	115	116	117	348
EBITDAre (1)	484,456	123,512	129,396	126,601	126,367	505,876	129,047	133,840	134,731	397,618

FFO and Net Operating Income from Unconsolidated Joint Ventures
Income (loss) from Unconsolidated Joint Ventures	7,700	673	753	582	291	2,299	348	439	(1,575)	(788)
Depreciation and Amortization of Real Estate	3,927	479	476	485	491	1,931	459	513	1,728	2,700
Gain on sale of depreciated investment properties, net	(81)	—	—	—	—	—	—	—	—	—
FFO - Unconsolidated Joint Ventures	11,546	1,152	1,229	1,067	782	4,230	807	952	153	1,912
Gain on sale of undepreciated property	(4,478)	—	—	—	—	—	—	—	—	—
Interest Expense	2,603	280	362	508	526	1,676	528	635	1,507	2,670
Other Expense	70	14	6	24	14	58	31	15	118	164
Other Income	(217)	(37)	(38)	(35)	(30)	(140)	(14)	(41)	(62)	(117)
Net Operating Income - Unconsolidated Joint Ventures	9,524	1,409	1,559	1,564	1,292	5,824	1,352	1,561	1,716	4,629

Market Capitalization
Common Stock Price Per Share at Period End	$25.29	$21.38	$22.80	$20.37	$24.35	$24.35	$24.04	$23.15	$29.48	$29.48
Number of Common Stock/Units Outstanding at Period End	151,482	151,718	151,774	151,774	151,824	151,824	152,096	152,165	152,165	152,165
Equity Market Capitalization	3,830,980	3,243,731	3,460,447	3,091,636	3,696,914	3,696,914	3,656,388	3,522,620	4,485,824	4,485,824

Consolidated Debt	2,334,606	2,448,942	2,423,761	2,418,403	2,457,627	2,457,627	2,563,332	2,586,732	2,661,292	2,661,292
Share of Unconsolidated Debt	89,398	96,014	124,312	141,468	151,048	151,048	160,646	167,626	173,667	173,667
Debt (1)	2,424,004	2,544,956	2,548,073	2,559,871	2,608,675	2,608,675	2,723,978	2,754,358	2,834,959	2,834,959

Total Market Capitalization	6,254,984	5,788,687	6,008,520	5,651,507	6,305,589	6,305,589	6,380,366	6,276,978	7,320,783	7,320,783
Continued on next page

Cousins Properties	34	Q3 2024 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2022	2023 1st	2023 2nd	2023 3rd	2023 4th	2023	2024 1st	2024 2nd	2024 3rd	YTD 2024

Credit Ratios
Debt (1)	2,424,004	2,544,956	2,548,073	2,559,871	2,608,675	2,608,675	2,723,978	2,754,358	2,834,959	2,834,959
Less: Cash and Cash Equivalents	(5,145)	(3,585)	(8,031)	(6,926)	(6,047)	(6,047)	(5,452)	(5,954)	(76,143)	(76,143)
Less: Share of Unconsolidated Cash and Cash Equivalents (1)	(1,721)	(8,905)	(7,789)	(8,269)	(2,042)	(2,042)	(6,217)	(5,962)	(10,210)	(10,210)
Net Debt (1)	2,417,138	2,532,466	2,532,253	2,544,676	2,600,586	2,600,586	2,712,309	2,742,442	2,748,606	2,748,606
Total Market Capitalization	6,254,984	5,788,687	6,008,520	5,651,507	6,305,589	6,305,589	6,380,366	6,276,978	7,320,783	7,320,783
Net Debt / Total Market Capitalization	38.6%	43.7%	42.1%	45.0%	41.2%	41.2%	42.5%	43.7%	37.5%	37.5%

Total Assets - Consolidated	7,537,016	7,582,970	7,595,785	7,585,309	7,634,474	7,634,474	7,682,981	7,700,528	7,770,531	7,770,531
Accumulated Depreciation - Consolidated	1,261,752	1,314,000	1,381,054	1,443,382	1,518,572	1,518,572	1,596,116	1,664,950	1,740,856	1,740,856
Undepreciated Assets - Unconsolidated (1)	209,636	240,386	257,697	272,556	289,202	289,202	304,617	316,303	352,427	352,427
Less: Investment in Unconsolidated Joint Ventures	(112,839)	(136,721)	(138,992)	(141,250)	(143,831)	(143,831)	(155,210)	(160,873)	(182,130)	(182,130)
Total Undepreciated Assets (1)	8,895,565	9,000,635	9,095,544	9,159,997	9,298,417	9,298,417	9,428,504	9,520,908	9,681,684	9,681,684
Net Debt (1)	2,417,138	2,532,466	2,532,253	2,544,676	2,600,586	2,600,586	2,712,309	2,742,442	2,748,606	2,748,606
Net Debt / Total Undepreciated Assets (1)	27.2%	28.1%	27.8%	27.8%	28.0%	28.0%	28.8%	28.8%	28.4%	28.4%

Coverage Ratios (1)
Interest Expense	75,139	25,310	26,334	27,516	27,979	107,139	29,436	30,378	32,280	92,094
Scheduled Principal Payments	17,774	2,272	2,214	2,077	2,095	8,658	2,114	2,132	2,151	6,397
Fixed Charges	92,913	27,582	28,548	29,593	30,074	115,797	31,550	32,510	34,431	98,491
EBITDAre	484,456	123,512	129,396	126,601	126,367	505,876	129,047	133,840	134,731	397,618
EBITDAre / Fixed Charges (1)	5.21	4.48	4.53	4.28	4.20	4.37	4.09	4.12	3.91	4.04

Net Debt	2,417,138	2,532,466	2,532,253	2,544,676	2,600,586	2,600,586	2,712,309	2,742,442	2,748,606	2,748,606
Annualized EBITDAre (2)	490,676	494,048	517,584	506,404	505,468	505,468	516,188	535,360	538,924	538,924
Net Debt / Annualized EBITDAre	4.93	5.13	4.89	5.02	5.14	5.14	5.25	5.12	5.10	5.10

Dividend Information
Common Dividends	193,893	48,598	48,650	48,650	48,350	194,248	48,658	48,685	48,685	146,028
FFO	408,759	98,094	102,951	98,972	98,272	398,289	99,496	103,346	102,334	305,176
FFO Payout Ratio	47.4%	49.5%	47.3%	49.2%	49.2%	48.8%	48.9%	47.1%	47.6%	47.9%

Operations Ratio
Total Undepreciated Assets (1)	8,895,565	9,000,635	9,095,544	9,159,997	9,298,417	9,298,417	9,428,504	9,520,908	9,681,684	9,681,684
General and Administrative Expenses	28,319	8,438	8,021	8,336	7,536	32,331	9,214	8,907	9,204	27,325
Annualized General and Administrative Expenses (2) / Total Undepreciated Assets	0.30%	0.37%	0.35%	0.36%	0.32%	0.32%	0.39%	0.37%	0.38%	0.38%
Continued on next page

Cousins Properties	35	Q3 2024 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2022	2023 1st	2023 2nd	2023 3rd	2023 4th	2023	2024 1st	2024 2nd	2024 3rd	YTD 2024

Net income available to common stockholders	$166,793	$22,196	$22,621	$19,361	$18,785	$82,963	$13,288	$7,840	$11,198	$32,326
Depreciation and amortization of real estate assets	298,162	75,892	80,327	79,607	79,484	315,310	86,307	95,504	91,135	272,946
Loss (gain) on depreciated property transactions	(56,339)	2	—	—	—	2	(101)	—	—	(101)
Non-controlling interest related to unitholders	143	4	3	4	3	14	2	2	1	5
FFO (1)	408,759	98,094	102,951	98,972	98,272	398,289	99,496	103,346	102,334	305,176
Non-Cash Debt Amortization	(516)	1,030	1,044	1,050	1,051	4,175	1,051	984	1,020	3,055
Non-Cash Stock-Based Compensation	10,059	3,512	2,770	2,817	2,801	11,900	4,312	3,467	3,488	11,267
Non-Real Estate Depreciation and Amortization	558	108	111	113	116	448	115	116	117	348
Lease Inducement Amortization	1,629	492	1,991	607	472	3,562	539	530	551	1,620
Straight-Line Rent Ground Leases	491	126	125	125	105	481	116	118	118	352
Above and Below Market Ground Rent	339	82	82	82	82	328	82	53	52	187
Deferred Income - Tenant Improvements	(7,405)	(3,609)	(5,772)	(4,779)	(5,116)	(19,276)	(6,167)	(6,974)	(7,466)	(20,607)
Above and Below Market Rents, Net	(6,444)	(1,559)	(2,525)	(1,371)	(1,421)	(6,876)	(1,460)	(1,559)	(1,484)	(4,503)
Second Generation Capital Expenditures (CAPEX)	(99,501)	(15,467)	(29,317)	(20,224)	(31,900)	(96,908)	(30,212)	(17,270)	(26,190)	(73,672)
Straight-Line Rental Revenue	(28,953)	(8,431)	(3,703)	(7,508)	(5,858)	(25,500)	(8,604)	(4,423)	(5,374)	(18,401)
Loss (Gain) on Sales of Undepreciated Investment Properties	(4,478)	—	—	(507)	1	(506)	—	3	—	3
FAD (1)	274,538	74,378	67,757	69,377	58,605	270,117	59,268	78,391	67,166	204,825
Weighted Average Shares - Diluted	150,419	151,880	152,126	152,048	152,105	152,040	152,385	152,614	152,812	152,604
FAD per share	$1.83	$0.49	$0.45	$0.46	$0.39	$1.79	$0.39	$0.51	$0.44	$1.34
Common Dividends	193,893	48,598	48,650	48,650	48,350	194,248	48,658	48,685	48,685	146,028
Common Dividends per share	$1.28	$0.32	$0.32	$0.32	$0.32	$1.28	$0.32	$0.32	$0.32	$0.96
FAD Payout Ratio	70.6%	65.3%	71.8%	70.1%	82.5%	71.9%	82.1%	62.1%	72.5%	71.3%

2nd Generation CAPEX
Second Generation Leasing Related Costs	68,329	11,182	22,640	10,810	26,198	70,830	23,110	14,210	17,157	54,477
Second Generation Building Improvements	31,172	4,285	6,677	9,414	5,702	26,078	7,102	3,060	9,033	19,195
	99,501	15,467	29,317	20,224	31,900	96,908	30,212	17,270	26,190	73,672

(1)  Includes the Company's share of unconsolidated joint ventures. These amounts are derived from the amounts in the categories indicated that are recorded at the joint venture multiplied by the
Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes that including these amounts in the categories indicated is meaningful to investors and analysts.

(2) Amounts represent most recent quarter annualized.
Note: Amounts may differ slightly from other schedules contained herein due to rounding.

Cousins Properties	36	Q3 2024 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS
FUNDS FROM OPERATIONS

	($ in thousands, except per share amounts)
	Three Months Ended September 30,
	2024			2023
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$11,198	152,140	$0.07	$19,361	151,774	$0.13
Noncontrolling interest related to unitholders	1	25	—	4	25	—
Potentially dilutive common shares - ESPP	—	5	—	—	—	—
Conversion of unvested restricted stock units	—	642	—	—	249	—

Net Income — Diluted	11,199	152,812	0.07	19,365	152,048	0.13
Depreciation and amortization of real estate assets:
Consolidated properties	89,667	—	0.59	79,379	—	0.52
Share of unconsolidated joint ventures	1,728	—	0.01	485	—	—
Partners' share of real estate depreciation	(260)	—	—	(257)	—	—
Funds From Operations	$102,334	152,812	$0.67	$98,972	152,048	$0.65

Cousins Properties	37	Q3 2024 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	($ in thousands, except per share amounts)
	Nine Months Ended September 30,
	2024			2023
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$32,326	152,060	$0.21	$64,178	151,692	$0.42
Noncontrolling interest related to unitholders	5	25	—	11	25	—
Potentially dilutive common shares - ESPP	—	2	—	—	—	—
Conversion of unvested restricted stock units	—	517	—	—	301	—

Net Income — Diluted	32,331	152,604	0.21	64,189	152,018	0.42
Depreciation and amortization of real estate assets:
Consolidated properties	271,082	—	1.78	235,199	—	1.55
Share of unconsolidated joint ventures	2,700	—	0.02	1,440	—	—
Partners' share of real estate depreciation	(836)	—	(0.01)	(813)	—	—
Loss (gain) on depreciated property transactions:
Consolidated properties	(101)	—	—	2	—	—
Funds From Operations	$305,176	152,604	$2.00	$300,017	152,018	$1.97

The tables above show FFO and the related reconciliation from Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries.
See page 40 for definition of FFO.

Cousins Properties	38	Q3 2024 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	($ in thousands)
	Three Months Ended		Nine Months Ended
Net Operating Income	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Net income	$11,356	$19,491	$32,768	$64,924
Net operating income from unconsolidated joint ventures	1,716	1,564	4,629	4,532
Fee income	(495)	(318)	(1,280)	(1,044)
Termination fee income	(895)	(271)	(2,451)	(6,977)
Other income	(1,457)	(101)	(2,599)	(2,393)
Reimbursed expenses	188	149	479	515
General and administrative expenses	9,204	8,336	27,325	24,795
Interest expense	30,773	27,008	89,424	78,010
Depreciation and amortization	89,784	79,492	271,429	235,531
Other expenses	327	623	1,602	1,484
Loss (income) from unconsolidated joint ventures	1,575	(582)	788	(2,008)
Loss (gain) on investment property transactions	—	(507)	(98)	(505)
Net Operating Income	142,076	134,884	422,016	396,864
Less:
Partners' share of NOI from consolidated joint ventures	(1,082)	(412)	(1,972)	(1,310)
Cousins' share of NOI	$140,994	$134,472	$420,044	$395,554

Net Operating Income	$142,076	$134,884	$422,016	$396,864
Non-cash income	(14,162)	(13,421)	(43,869)	(38,089)
Non-cash expense	178	233	562	696
Cash-Basis Net Operating Income	$128,092	$121,696	$378,709	$359,471

Net Operating Income
Same Property	$134,845	$129,457	$402,792	$383,574
Non-Same Property	7,231	5,427	19,224	13,290
	$142,076	$134,884	$422,016	$396,864

Cash-Basis Net Operating Income
Same Property	$123,226	$118,017	$366,228	$347,614
Non-Same Property	4,866	3,679	12,481	11,857
	$128,092	$121,696	$378,709	$359,471

Cousins Properties	39	Q3 2024 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS
RECONCILIATION OF 2024 PROJECTED NET INCOME AVAILABLE
TO COMMON STOCKHOLDERS TO 2024 PROJECTED FFO

	Full Year 2024 Guidance
	($ in thousands, except per share amounts)
	Low		High
	Dollars	Per Share Amount (1)	Dollars	Per Share Amount (1)
Net Income Available to Common Stockholders and Net Income	$39,872	$0.26	$45,980	$0.30
Add: Noncontrolling interest related to unitholders	10	—	10	—

Net Income	39,882	0.26	45,990	0.30
Add: Depreciation and amortization of real estate assets	366,369	2.40	366,369	2.40
Less: Gain on invesment property transactions	(101)	—	(101)	—
Funds From Operations	$406,150	$2.66	$412,258	$2.70

(1) Calculated based on projected weighted average shares outstanding of 152.7 million.
R3 Weight Average Shares	152,688

Cousins Properties	40	Q3 2024 Supplemental Information

NON-GAAP FINANCIAL MEASURES - DEFINITIONS
The Company uses non-GAAP financial measures in its filings and other public disclosures. The following lists non-GAAP financial measures that the Company commonly uses, a description for each measure, the reasons that management believes the measure is useful to investors and, if material, additional uses of the measure by management of the Company.
“Cash-Basis Net Operating Income” represents Net Operating Income excluding straight-line rents, amortization of lease inducements, amortization of acquired above and below market rents, and non-cash ground lease expense.
“EBITDAre” is a supplemental operating performance measure used in the real estate industry. The Company calculates EBITDAre in accordance with the Nareit definition, which is net income (loss) available to common stockholders (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the disposition of depreciated property, and impairment. All additions include the Company's share of unconsolidated joint ventures. Management believes that EBITDAre provides analysts and investors with uniform and appropriate information to use in various ratios that evaluate the
Company's level of debt.
"Funds Available for Distribution” (“FAD”) represents FFO adjusted to exclude the effect of non-cash items and transaction costs and include deductions for second generation Capital Expenditures ("CAPEX"). Management believes that FAD provides analysts and investors with information that assists in the comparability of the
Company's dividend policy with other real estate companies.
“Funds From Operations” (“FFO”) is a supplemental operating performance measure used  in  the real estate industry. The Company calculates FFO in accordance with the Nareit definition: net income (loss) available to common  stockholders
(computed in accordance  with GAAP), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable real property, plus depreciation and amortization of real estate assets, impairment on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. FFO is used by industry analysts and investors as a supplemental measure of an equity REIT's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, Nareit created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from
GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.
“Net Debt” represents the Company's consolidated debt plus the Company's share of unconsolidated debt, less consolidated cash and cash equivalents and our share of unconsolidated cash and cash equivalents. The Company believes excluding cash and cash equivalents from total debt provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.
“Net Operating Income” ("NOI") is used by industry analysts, investors and
Company management to measure operating performance of the Company's properties. NOI, which is rental property revenues (excluding termination fee income)
less rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation, amortization, gains or losses on sales of depreciated investment assets, and impairment are also excluded from NOI for the reasons described under FFO.
“Same Property Net Operating Income” represents Net Operating Income or
Cash-Basis Net Operating Income for those office properties that were stabilized and owned by the Company for the entirety of all comparable reporting periods presented. Same Property Net Operating Income or Cash-Basis Same Property Net
Operating Income allows analysts, investors, and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.
“Second Generation Tenant Improvements and Leasing Costs and Building
CAPEX” is used in the valuation and analysis of real estate. Because the Company develops and acquires properties, in addition to operating existing properties, its property acquisition and development expenditures included in the Statements of
Cash Flows includes both initial costs associated with developing and acquiring investment assets and those expenditures necessary for operating and maintaining existing properties at historic performance levels. The latter costs are referred to as second generation costs and are useful in evaluating the economic performance of the asset and in valuing the asset. Accordingly, the Company discloses the portion of its property acquisition and development expenditures that pertain to second generation space in its operating properties. The Company excludes from second generation costs amounts incurred to lease vacant space in newly acquired buildings, leasing costs for spaces that have been vacant for one year or more, building improvements on newly acquired buildings that management identifies as necessary to bring the building to the Company's operational standards, and building improvements associated with properties identified as under redevelopment or repositioning. In addition, the Company excludes building improvements intended to attract tenants to increase revenues and/or occupancy rates.